Exhibit 99.3

Exhibit 99.3

HOME BANCSHARES MAKES

ANNOUNCEMENT

STRONGER TOGETHER

FORWARD LOOKING STATEMENT

This presentation contains forward-looking statements which include, but are not limited to, statements about the benefits of the business combination transaction involving Home BancShares, Inc. (“Home” or “HOMB”) and Stonegate Bank (“Stonegate” or “SGBK”), including the combined company’s future financial and operating results, plans, expectations, goals and outlook for the future. Statements in this presentation that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this presentation. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors could cause actual results to differ materially from those contemplated by the forward-looking statements, including, but not limited to, (i) the possibility that the acquisition does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; (ii) changes in Home’s stock price before closing, (iii) the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Home and Stonegate operate; (iv) the ability to promptly and effectively integrate the businesses of Home and Stonegate; (v) the reaction to the transaction of the companies’ customers, employees and counterparties; and (vi) diversion of management time on acquisition-related issues. Additional information on factors that might affect Home’s financial results is included in its Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 28, 2017.

ADDITIONAL INFORMATION

In connection with the acquisition of Stonegate, Home intends to file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 (the “Registration Statement”) to register the shares of Home common stock to be issued to shareholders of Stonegate in connection with the transaction. The Registration Statement will include a Joint Proxy Statement of Home and Stonegate and a Prospectus of Home, as well as other relevant materials regarding the proposed merger transaction involving Home and Stonegate. INVESTORS AND SECURITY HOLDERS OF HOME AND STONEGATE ARE ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE JOINT PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER TRANSACTION. Investors and security holders may obtain free copies of these documents, once they are filed, and other documents filed with the SEC on the SEC’s website at http://www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by Home at Home’s website at http://www.homebancshares.com, Investor Relations, or by contacting Jennifer Floyd, by telephone at (501) 339-2929.

Home and Stonegate and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Home and Stonegate in connection with the merger transaction. Information about the directors and executive officers of Home and their ownership of Home common stock is set forth in the proxy statement for Home’s 2017 Annual Meeting of Shareholders, as filed with the SEC on Schedule 14A on March 1, 2017. Information about the directors and executive officers of Stonegate and their ownership of Stonegate common stock will be set forth in the Joint Proxy Statement/Prospectus to be included in the Registration Statement. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Joint Proxy Statement/Prospectus regarding the merger transaction. Free copies of this document may be obtained as described in the preceding paragraph when it becomes available.

HOMB FOOTPRINT


ARKANSAS
76 Branches
South ALABAMA
6 Branches
FLORIDA Panhandle
27 Branches
Central FLORIDA
20 + 5(1) Branches
Southwest FLORIDA
4 + 4(1) Branches
Southeast FLORIDA
9 + 16(1) Branches
FLORIDA Keys
8 Branches
NEW YORK
1 Branch

(1) SUBJECT TO STONEGATE SHAREHOLDER APPROVAL, REGULATORY APPROVAL AND OTHER CUSTOMARY CONDITIONS

NOTE: PRO-FORMA MAP AS OF MARCH 2017; NASDAQ TICKER SYMBOL = HOMB

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TWO GREAT BANKS COMING TOGETHER



FLORIDA
Pensacola (2)
Navarre
Destin
Santa Rosa Beach (2)
Blountstown
Quincy
Bristol
Tallahassee (6)
Panama City Beach (2)
Lynn Haven
Panama City
Wewahitchka
Crawfordville
Mexico Beach
Port St. Joe
Carrabelle
Apalachicola
Eastpoint
St. George Island
Lake Mary
Winter Park
Orlando
Kissimmee
St. Cloud
Spring Hill
Dade City
Zephyrhills
Lutz
Lakeland
Tampa (3+1)
Winter Haven
St. Petersburg
Plant City
Lakewood Ranch
Sarasota (3+1)
Venice
Port Charlotte
Englewood
Punta Gorda
Jupiter
West Palm Beach
Pine Island
Fort Myers
Coral Springs
Boca Raton (1+1)
Tamarac
Pompano Beach
Plantation
Ft. Lauderdale (4+3)
Naples (1+1)
Weston
Dania Beach
Marco Island
Davie (2+1)
Hollywood (1+1)
Cooper City
Doral
Coral Gables
Key Largo
Islamorada
Marathon (2)
Big Pine
Key West (3)

CENTENNIAL BANK

STONEGATE BANK

Centennial Branch Locations (68)

Stonegate Branch Locations (25)(1)

(1) SUBJECT TO STONEGATE SHAREHOLDER APPROVAL, REGULATORY APPROVAL AND OTHER CUSTOMARY CONDITIONS

NOTE: PRO-FORMA MAP AS OF MARCH 2017

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TOTAL ASSETS
(Pro-forma as of March 2017[1])

$13.5 Billion
Holding Company

(1) DATA AS OF 12/31/16 EXCEPT BANK OF COMMERCE (BOC) & GIANT HOLDINGS, INC. (GHI) WHOSE DATA IS AS OF 2/28/17 & 2/23/17, RESPECTIVELY, EXCLUDING PURCHASE ACCOUNTING ADJUSTMENTS; COMBINED PRO-FORMA DATA INCLUDES HOMB & ITS RECENTLY COMPLETED ACQUISITIONS OF BOC & GHI PLUS STONEGATE (SGBK) & ITS RECENTLY COMPLETED ACQUISITION OF INSIGNIA BANK, EXCLUDING PURCHASE ACCOUNTING ADJUSTMENTS; SUBJECT TO SGBK SHAREHOLDER APPROVAL, REGULATORY APPROVAL AND OTHER CUSTOMARY CONDITIONS

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COMBINED COMPANY HIGHLIGHTS

- $10.3 billion in total loans
- $10.0 billion in deposits
- 1,942 total employees
- 176 branches

NOTE: DATA AS OF 12/31/16 EXCEPT BANK OF COMMERCE (BOC) & GIANT HOLDINGS, INC. (GHI) WHOSE DATA IS AS OF 2/28/17 & 2/23/17, RESPECTIVELY, EXCLUDING PURCHASE ACCOUNTING ADJUSTMENTS; COMBINED PRO-FORMA DATA INCLUDES HOMB & ITS RECENTLY COMPLETED ACQUISITIONS OF BOC & GHI PLUS STONEGATE (SGBK) & ITS RECENTLY COMPLETED ACQUISITION OF INSIGNIA BANK, EXCLUDING PURCHASE ACCOUNTING ADJUSTMENTS; SUBJECT TO SGBK SHAREHOLDER APPROVAL, REGULATORY APPROVAL AND OTHER CUSTOMARY CONDITIONS

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TOTAL RETURN PERFORMANCE

Both Home BancShares and Stonegate have consistently generated great returns for their shareholders, customers and employees when compared to their peers.

Thousands of shareholders have benefited financially from supporting HOMB and SGBK.

450 425 400 375 350 325 300 275 250 225 200 175 150 125 100 75 50

450 425 400 375 350 325 300 275 250 225 200 175 150 125 100 75 50

Stonegate Home BancShares, Bank Inc. BancorpSouth, IBERIABANK Corporation Inc. Simmons Bank of the First Ozarks National Corp. Hancock Valley National Holding Bancorp Company Renasant Corp.

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STRONGER TOGETHER Welcome, Stonegate Shareholders to the Home BancShares family